Exhibit 10.6

First Amendment To Lease – Shire Laboratories Inc./1550 Gude Drive

FIRST AMENDMENT TO LEASE

This First Amendment (the “First Amendment”) to Lease is made as of the day of November 1, 2002, by and between ARE ACQUISITIONS, LLC, a Delaware limited liability company, having an address at 135 North Los Robles Avenue, Suite 250, Pasadena, California 91101 (“Landlord”), and SHIRE LABORATORIES INC., a Delaware corporation, having an address at 1550 East Gude Drive, Rockville, Maryland 20850 (“Tenant”). Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease (as hereinafter defined).

RECITALS

A.                                   Landlord and Tenant have entered into that certain Lease dated as of April 19, 1999 (the “Lease”), wherein Landlord leased to Tenant certain premises (the “Premises”) located at 1550 East Gude Drive, Rockville, Maryland 20850 and legally described on Exhibit A to the Lease. Capitalized terms not otherwise defined in this First Amendment shall have the definition set forth in the Lease.

B.                                     The initial Term of the Lease commenced on April 20, 1999 and shall expire (subject to the other terms and conditions of the Lease) on April 30, 2004 (“Initial Term”). Tenant desires to extend the Initial Term of the Lease until April 30, 2006 and Landlord is willing to extend the Initial Term of the Lease on the terms herein set forth.

C.                                     Landlord and Tenant desire to amend the Lease to, among other things, extend the Initial Term of the Lease.

AGREEMENT

Now, therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Lease is amended as follows:

1.                                       Extension of Initial Term. Effective as of the full execution hereof by Landlord and Tenant, the Initial Term of the Lease shall be extended from May 1, 2004, until April 30, 2006 (the “Initial Extension Period”). The Term Expiration Date set forth in the Lease and the Acknowledgement of Commencement Date executed by the parties, shall be adjusted accordingly, subject to further extension or earlier termination as provided in the Lease as amended hereby. Tenant shall have the right to further extend the Lease beyond the Initial Extension Period upon the terms and conditions set forth in the Right to Extend Term Addendum attached to the Lease and incorporated therein.

2.                                       Basic Annual Rent. Basic Annual Rent during the Initial Extension Period shall be $806,370.84, subject to adjustment as provided for in Section 6 of the Lease. Basic Monthly Rent during the Initial Extension Period shall be $67,197.57.

3.                                       Modification of Early Termination. Section 41.16 of the Lease is hereby amended by striking the reference to “August 31, 2003” and inserting in lieu thereof “April 30, 2005.”

© All Rights Reserved 2001 Alexandria Real Estate Equities, Inc.

CONFIDENTIAL – DO NOT COPY

4.                                       Miscellaneous.

(a)                                  The Lease, as amended by this First Amendment, is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b)                                 This First Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(c)                                  This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

(d)                                 Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively “Broker”) in connection with this transaction other than Scheer Partners, Inc., and that no Broker, other than Scheer Partners, Inc., who shall be paid by Landlord pursuant to a separate agreement, brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than Scheer Partners, Inc., claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

(e)                                  Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

(Signatures on Next Page)

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

TENANT:
SHIRE LABORATORIES INC.,
a Delaware corporation

By:	/s/ Jack Khattar
Jack Khattar
President and CEO

LANDLORD:
ARE ACQUISITIONS, LLC,
a Delaware limited liability company
By:	ARE-QRS CORP.,
a Maryland corporation,
it’s managing member

	By:	/s/ Joel Marcus
	Name:	Joel Marcus
	Title:	CEO

1550 East Gude

EXHIBIT A

Shire Laboratories Lease

EXHIBIT “A”

LEGAL DESCRIPTION OF PROPERTY ON WHICH PREMISES LOCATED

All that lot or parcel of land located in the 4th Election District of Montgomery County, Maryland and described as follows:

Lot numbered Ten (10) in Block Lettered “B” in a Subdivision known as “Red Gate Industrial Park” as per plat thereof recorded in Plat Book 114 at plat 13648 among the Land Records of Montgomery County, Maryland.

Parcel I.D. No.: 2108733